Zoo Entertainment, Inc. Appoints a New Audit Committee Member and Regains Compliance with NASDAQ Listing Rule

The Company Named in a Securities Class Action Litigation

Cincinnati, OH – July 28, 2011 – Zoo Entertainment, Inc. (NASDAQ CM: ZOOG), a developer, publisher and distributor of digital interactive entertainment, announced today that on July 22, 2011, the Company  received a deficiency letter from NASDAQ indicating that the Company did not comply with NASDAQ Listing Rule 5605(c)(2)(A). This rule requires the Company to have at least three independent directors on its Audit Committee for continued listing on The NASDAQ Capital Market.

On July 22, 2011, the Company’s Board of Directors appointed Moritz Seidel, a current independent director of the Company, to serve on the Audit Committee of the Company thereby curing the Audit Committee composition deficiency. Accordingly, the Company regained compliance with NASDAQ’s listing rules. The only condition placed by NASDAQ to consider this matter closed is to make a public announcement, which is accomplished by this press release.

In addition, the Company announced that it and certain of its current executive officers have been named as defendants in a class action lawsuit filed in the United States District Court for the Southern District of Ohio on July 22, 2011. The complaint alleges that the Company and certain of its current executive officers violated the federal securities law by making false material statements or failing to disclose material information in order to make the statements not misleading in connection with certain financial statements of the Company. The Company, the executive officers and their counsel have not had an opportunity to thoroughly review the class action complaint.

About Zoo Entertainment
Zoo Entertainment (NASDAQ: ZOOG) is a developer, publisher and electronic distributor of interactive entertainment for Internet-connected consoles, handheld gaming devices, PCs, and mobile devices.

Zoo Entertainment’s innovative content creation site, indiePub (www.indiepub.com), was designed to capitalize on opportunities in the emerging and high growth digital entertainment space. The site fosters the independent gaming community by playing host to independent game developers and players and providing developers with the resources they need to collaborate and create great games. A destination site for gaming enthusiasts and consumers, indiePub takes an active role in helping independent developers create innovative entertainment software. For more information, visit www.zoogamesinc.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Zoo Entertainment, Inc. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Zoo Entertainment, Inc.'s management, are subject to various risks and uncertainties, which could cause actual results to differ materially from the results indicated by these forward-looking statements, including, without limitation: general economic conditions; geopolitical events and regulatory changes; our financial performance; our competitive position; expectations regarding our potential growth; our ability to implement our business strategy; expectations regarding the size of our market; the introduction of new products and market acceptance of new and existing products; requirements or changes adversely affecting the businesses in which we are engaged; demand for our products and services. For a further discussion of the risks and uncertainties we face, please refer to Part I, Item 1A of our Annual Report on Form 10-K, for the year ended December 31, 2010, filed with the Securities and Exchange Commission (SEC) on April 15, 2011 and other subsequent public reports that have been filed with the SEC, all of which are available at www.sec.gov. The information set forth herein should be read in light of such risks. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, and such statements are current only as of the date they are made.

Company Contact
Kate Stump, Controller
Zoo Entertainment, Inc.
Tel 513-824-8297
kstump@zoogamesinc.com

Investor Relations Contact
Scott Liolios or Matt Glover
Liolios Group, Inc.
Tel 949-574-3860
info@liolios.com